EXHIBIT 8.1

List of Subsidiaries and Affiliated Entities

(As of March 31, 2024)

Subsidiaries and Affiliated Entities(1)		Percentage Attributable to Our Company	Place of Incorporation
1.	CISG Holdings Ltd. (2)	100%	BVI
2.	Minkfair Insurance Management Limited (3)	100%	Hong Kong SAR
3.	CNinsure Holdings Ltd. (4)	100%	BVI & Hong Kong SAR
4.	Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. (5)	100%	PRC
5.	Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. (5)	100%	PRC
6.	Fanhua Insurance Sales Service Group Company Limited (6)	100%	PRC
7.	Guangdong Meidiya Investment Co., Ltd. (7)	100%	PRC
8.	Beijing Fanlian Investment Co., Ltd. (8)	100%	PRC
9.	Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd. (9)	100%	PRC
10.	Tibet Zhuli Investment Co. Ltd.(9)	100%	PRC
11.	Sichuan Yihe Investment Co., Ltd.(10)	100%	PRC
12.	Shenzhen Dianliang Information Technology Co., Ltd. (111)	100%	PRC
13.	Fanhua RONS Service Co., Ltd. (11)	100%	PRC
14.	Fanhua Yuntong Enterprise Management Advisory (Shenzhen) Co., Ltd. (Previously known as Shenzhen Bangbang Auto Services Co., Ltd.) (7)	100%	PRC
15.	Zhongrong Smart Finance Information Technology Co., Ltd. (12)	57.73%	PRC
16.	Rong Hui Hui (Qingdao) Technologies Service Co., Ltd. Rong Hui Hui (Qingdao) Technologies Service Co., Ltd. (13)	57.73%	PRC
17.	BWWS Limited (2)	100%	Hong Kong SAR

Subsidiaries and Affiliated Entities(1)		Percentage Attributable to Our Company	Place of Incorporation
18.	Brave Moon Limited (14)	60%	Hong Kong SAR
19.	Avantech Solutions Limited (14)	60%	Hong Kong SAR
Insurance Agencies and Brokers
20.	Aasure Insurance Broker Limited. (15)	60%	Hong Kong SAR
21.	Fanhua Lianxing Insurance Sales Co., Ltd. (16)	100%	PRC
22.	Jiangsu Fanhua Lianchuang Insurance Agency Co., Ltd. (17)	100%	PRC
23.	Zhejiang Fanhua Tongchuang Insurance Agency Co., Ltd. (17)	100%	PRC
24.	Liaoning Fanhua Gena Insurance Agency Co., Ltd. (17)	100%	PRC
25.	Shanghai Fanhua Guosheng Insurance Agency Co., Ltd. (17)	100%	PRC
26.	Hunan Fanhua Insurance Agency Co., Ltd. (18)	77%	PRC
27.	Kafusi Insurance Brokerage Co., Ltd. (13)	57.73%	PRC
28.	Hebei Xiong’an Fanhua Insurance Brokerage Co., Ltd. (Formerly known as Beijing Smart Finance Insurance Brokerage Co., Ltd)(7)	100%	PRC
Insurance Claims Adjusting Segment
29.	Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd. (19)	44.6715%	PRC
30.	Shanghai Fanhua Teamhead Insurance Surveyors & Loss Adjustors Co., Ltd. (20)	44.2248%	PRC
31.	Shenzhen Fanhua Training Co., Ltd. (21)	44.6715%	PRC
32.	Shenzhen Fanhua Software Technology Co., Ltd. (21)	44.6715%	PRC
33.	Shenzhen Huazhong United Technology Co., Ltd. (22)	44.6715%	PRC
34.	Suzhou Feibao Smart Service Consulting Co., Ltd. (Previously known as Suzhou Junzhou Healthcare Management Co. Ltd.) (23)	44.6715%	PRC

Subsidiaries and Affiliated Entities(1)		Percentage Attributable to Our Company	Place of Incorporation
Heath Management and Family Office Service Firms
35.	Guangdong Fanhua Bluecross Health Management Co., Ltd (17)	100%	PRC
36.	Fanhua Puyi Family Office (Beijing) Co., Ltd.(11)	100%	PRC
37.	Puyi Family Office (Chengdu) Enterprise Management Consulting Co., Ltd.(11)	100%	PRC
Consolidated VIEs
1.	Shenzhen Xinbao Investment Management Co., Ltd. (24)	100%	PRC
2.	Fanhua RONS Insurance Sales & Services Co., Ltd. (Previously known as Fanhua Century Insurance Sales & Service Co., Ltd.) (25)	100%	PRC
3.	Shenzhen Baowang E-commerce Co., Ltd. (26)	100%	PRC
4.	Fanhua RONS (Beijing) Technology Co., Ltd. (previously known as Litian Zhuoyue Software (Beijing) Co., Ltd.) (27)	100%	PRC
5.	Ying Si Kang Information Technology (Shenzhen) Co., Ltd. (28)	100%	PRC
6.	Jilin Zhongji Shi’an Insurance Agency Co., Ltd. (29)	51%	PRC
Investees
1.	Fanhua Puyi Fund Sales Co., Ltd.(30)	15.4089%	PRC
2.	Foshan Tuohua Insurance Agency Co., Ltd. (31)	20%	PRC
3.	Shanghai Teamhead Automobile Surveyors Co., Ltd. (32)	17.7%	PRC
5.	Shenzhen Chetong Network Co., Ltd.(33)	14.9158%	PRC
7.	Cheche Technology Inc.(34)	3.1645%	CI

(1)	The official names of those companies registered in PRC are in Chinese. The English translation is for reference only.

(2)	100% of the equity interests in this company are held directly by Fanhua Inc.

(3)	100% of the equity interests in this company are held directly by CISG holdings Ltd.

(4)	100% of the equity interests in this company are held directly by Minkfair Insurance Management Limited.

(5)	100% of the equity interests in this company are held directly by CNinsure Holdings Ltd.

(6)	We beneficially own 100% equity interests in this Company, of which 7.2%, 10.8% and 82% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd and Tibet Zhuli Investment Co. Ltd., respectively.

(7)	100% of the equity interests in these companies are held directly by Fanhua Insurance Sales Service Group Company Limited.

(8)	100% of the equity interests in this company are held directly by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.

(9)	100% of the equity interests in this company are held directly by Beijing Fanlian Investment Co., Ltd.

(10)	We beneficially own 100% equity interests in this company, of which 39.14%, 40.86% and 20% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. and Fanhua Insurance Sales Group Company Limited, respectively.

(11)	100% of the equity interests in these companies are held directly by Tibet Zhuli Investment Co., Ltd.

(12)	53.44% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Co. Ltd.,

(13)	100% of the equity interests in these companies are held directly by Zhongrong Smart Finance Information Technology Co. Ltd..

(14)	60% of the equity interests in these companies are held directly by BWWS Limited.

(15)	100% of the equity interests in this company are held directly by Brave Moon Limited.

(16)	We beneficially owned 100% of the equity interests in this company, of which 99% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Company Limited., Ltd. and the remaining 1% by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.

(17)	100% of the equity interests in each of these companies are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(18)	77% of the equity interests in this company are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(19)	44.7% of the equity interests in the company are held directly by Guangdong Meidiya Investment Co., Ltd.

(20)	99% of the equity interests in this company are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd,in which we beneficially own 44.7% of the equity interests.

(21)	100% of the equity interests in each of these companies are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.7% of the equity interests.

(22)	100% of the equity interests in the company are held directly by Shenzhen Fanhua Software Technology Co., Ltd., in which we beneficially own 44.7% of the equity interests.

(23)	100% of the equity interests in the company are held directly by Shenzhen Huazhong United Technology Co., Ltd., in which we beneficially own 44.7% of the equity interests.

(24)	We beneficially own 100% equity interests in this company, of which 49% of the equity interests are held directly by Fanhua Insurance Sales Group Company Limited and the remaining 51% by a nominee individual shareholder with whom we have entered into contractual arrangements.

(25)	100% of the equity interests in this company are held directly by Shenzhen Xinbao Investment Management Co., Ltd.

(26)	100% of the equity interests in this company are held directly by Fanhua RONS Insurance Sales & Service Co., Ltd.

(27)	We beneficially own 100% of the equity interests in this company through contractual arrangement.

(28)	100% of the equity interests in this company are held directly by Fanhua RONS Technologies (Beijing) Co., Ltd..

(29)	51% of the equity interests in this company are held directly by Ying Si Kang Information Technology (Shenzhen) Co., Ltd.

(30)	15.4% of the equity interests in this company are held directly by Beijing Fanlian Investment Co., Ltd.

(31)	20% of the equity interests in the company are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(32)	40% of the equity interests in this company are held directly by Shanghai Fanhua Teamhead Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.2% of the equity interests.

(33)	33.39% of the equity interests in this company are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.7% of the equity interests.

(34)	3.1645% of the equity interests in this company are held directly by CISG Holdings Ltd.

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